Exhibit 99.3
Unaudited Pro Forma Condensed Combined Financial Information
On October 15, 2007, TreeHouse Foods, Inc. (“TreeHouse”) completed its acquisition of all the operating assets of the E.D. Smith Income Fund (“ED Smith”) and related liabilities. Immediately following the completion of the acquisition, E.D. Smith became a division of TreeHouse’s operating subsidiary, Bay Valley Foods, LLC.
The purchase price paid for ED Smith by TreeHouse was approximately $340 million at October 15, 2007, based on the exchange rate of $1.01963 U.S. Dollars for each Canadian dollar at October 10, 2007, (the date TreeHouse purchased Canadian dollars to complete the purchase), including the payment of existing debt, and transaction expenses. The all cash acquisition was financed through borrowings under TreeHouse’s existing $600 million credit facility.
The unaudited pro forma condensed combined financial statements have been prepared using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (SFAS 141). Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and intangible identifiable assets and liabilities based on their estimated relative fair values. TreeHouse management has made a preliminary allocation to the net tangible and intangible assets acquired and liabilities assumed based on preliminary estimates. A valuation analysis was used to establish the fair value of the ED Smith inventory, real estate, machinery and equipment and the fair value of identifiable intangible assets. At the date of this filing, the valuation is not yet complete. As a result of the final valuations, values and useful lives assigned to these assets could change. Management is also assessing certain liabilities assumed in the transaction.
The following unaudited pro forma condensed combined balance sheet has been prepared to give effect to the acquisition as of June 30, 2007, and is based on the assumptions and adjustments described in the accompanying notes. The ED Smith consolidated balance sheet included in the unaudited pro forma condensed combined financial statements is as of June 30, 2007.
The following unaudited pro forma condensed combined income statements are based on TreeHouse’s year ended December 31, 2006 and the six months ended June 30, 2007 and have been prepared to give effect to the completed acquisition as of January 1, 2006, the beginning of TreeHouse’s most recently completed fiscal year. The income statements are based on the assumptions and adjustments described in the accompanying notes and are not indicative of what the actual results would have been had the acquisition been completed on a different date nor do they purport to indicate the results of future operations. The ED Smith consolidated statements of income included in the unaudited pro forma condensed combined financial statements are based on the twelve-month period ended December 31, 2006 and the six-month period ended June 30, 2007.
The unaudited pro forma condensed combined statements of income do not include the impacts of any revenue, cost or other synergies that may result from the acquisition or any related restructuring costs. Cost savings, if achieved, could result from, among other things, material sourcing and elimination of redundant costs, including headcount and facilities. In addition, there may be restructuring and other exit costs and non-recurring costs related to the integration of ED Smith. The purchase price includes management’s estimate of costs for plant and process rationalization and headcount reductions, which are recognized in the opening balance sheet in accordance with EITF 95-3.

Based on TreeHouse’s review of ED Smith’s summary of significant accounting policies disclosed in ED Smith’s historical financial data, the nature and amount of any adjustments to the historical financial data of ED Smith to conform their accounting policies to those of TreeHouse are not expected to be significant. Further review of ED Smith’s accounting policies and financial statements may result in revisions to ED Smith’s policies and classifications to conform them to TreeHouse’s accounting policies.
The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined income statements should be read in conjunction with TreeHouse’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on February 27, 2007 and TreeHouse Foods, Inc interim financial statements on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007. and ED Smith consolidated financial statements for the year ended December 31, 2006 and for the period June 3, 2005 to December 31, 2005 and the consolidated financial statements for the three and six month interim periods ended June 30, 2007 and June 30, 2006, included herein as Exhibit 99.1.

TreeHouse Foods, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
as of June 30, 2007
(in thousands)

		Canadian GAAP
	As Reported	E.D. Smith				Pro Forma
	TreeHouse Foods, Inc.	Income Fund	Pro Forma		U.S. GAAP	TreeHouse Foods, Inc.
	June 30, 2007	June 30, 2007*	Adjustments		Adjustments**	June 30, 2007
Total current assets	$283,334	$66,211	$1,990	2	$—
			(715)	1
			814	3		$351,634
Property, plant and equipment, net	213,499	47,068	(4,142)	4	—	256,425
Goodwill	432,430	85,827	(85,826)	1	—
			150,599	5		583,030
Identifiable intangible assets and other assets, net	86,706	86,257	(85,660)	1	—
			107,854	5		195,157

Total assets	1,015,969	285,363	84,914		$—	1,386,246

Total current liabilities	96,697	26,681	13,855	7	—	137,233
Long-term debt	284,413	91,710	(91,710)	1	—
			312,573	7		596,986
Deferred income taxes	7,683	16,096	(16,096)	1	—
			15,076	3		22,759
Other non-current liabilities	27,120	1,753	339	6	—	29,212
Non-controlling interest	—	15,190	(15,190)	1	—	—
Total stockholder’s equity	600,056	133,933	(133,933)	1	—	600,056

Total liabilities and stockholder’s equity	$1,015,969	$285,363	$84,914		$—	$1,386,246

*	Translated from Canadian dollars at June 30, 2007, using the conversion rate on June 30, 2007 of $1 CAD = $0.9377 USD.

**	none
Note 1. Pro forma adjustments
The following pro forma adjustments are based on management’s preliminary estimates of the values of the tangible and intangible assets acquired and are subject to change.

1.	To eliminate the historical deferred taxes, goodwill, identifiable intangible assets, debt, equity and non-controlling interests related to the acquired E.D. Smith Income Fund business.

2.	To record the impact of preliminary purchase accounting adjustments as required by FASB Statement 141 — finished goods inventory increase to fair value.

3.	To record the impact of preliminary purchase accounting adjustments as required by FASB Statement 141 — deferred income tax adjustments.

4.	To record the impact of preliminary purchase accounting adjustments as required by FASB Statement 141 — property, plant and equipment decrease to fair value ($1,999) and record reserves related to exit activities ($2,143)

5.	To record the impact of preliminary purchase accounting adjustments as required by FASB Statement 141 — record to goodwill and identifiable intangible assets.

6.	To record the impact of preliminary purchase accounting adjustments as required by FASB Statement 141 — supply agreement fair value adjustment, increase in liability.

7.	To record acquisition related debt used to purchase the E.D. Smith Income Fund business and pay transaction related costs and record accrued exit costs ($13,855).
Note 2. Purchase price allocation
The preliminary purchase price allocation and useful lives related to the acquired business are as follows:

Cash paid for business *	$203,722
Debt Assumed *	97,146
Estimated acquisition related costs *	11,705

Total cash paid	$312,573

		Preliminary
	Preliminary Purchase	Estimated
Description	Price Allocation	Useful Lives
Inventory	$42,499
Other current assets	25,802
Property, plant and equipment	42,926	1 to 24 years
Trade names	26,424	Indefinite
Customer lists	79,770	10-15 years
Recipes and other	2,257	8 months to 5 years
Goodwill	150,599	Indefinite

Total assets acquired	370,277

Current liabilities	(26,681)
Accrued Exit Costs	(13,855)
Other long-term liabilities	(2,092)
Deferred taxes	(15,076)

Total liabilities acquired	(57,704)

Net asset acquired	$312,573

TreeHouse Foods, Inc.
Unaudited Pro Forma Condensed Combined Income Statement
for the Year Ended December 31, 2006
(in thousands, except per share data)

		Canadian GAAP
	As Reported	E.D. Smith					Pro Forma
	TreeHouse Foods, Inc.	Income Fund			U.S.		TreeHouse Foods, Inc.
	Year Ended	Year Ended	Pro Forma		GAAP		Year Ended
	December 31, 2006	December 31, 2006*	Adjustments		Adjustments		December 31, 2006
Net Sales	$939,396	$216,414			$—		$1,155,810
Cost of Sales	738,818	174,823	—		—		913,641

Gross Profit	200,578	41,591	—		—		242,169
Operating expenses	116,224	38,191	812	1	—		155,227

Operating Income	84,354	3,400	(812)		—		86,942
Other expense	12,320	1,468	15,415	2	2,371	4	31,574

Income from continuing operations before income taxes	72,034	1,932	(16,227)		(2,371)		55,368
Provision for income taxes	27,333	(2,751)	(6,329)	3	—		18,253

Income (loss) from continuing operations	$44,701	$4,683	$(9,898)		$(2,371)		$37,115

Weighted average common shares	31,158						31,158
Basic	31,396						31,396
Diluted	1.43						1.19
Basic earnings per share	1.42						1.18
Diluted earnings per share

*	Translated from Canadian dollars using the average rate for the fiscal year ended December 31, 2006 of $1 CAD = $0.88206 USD.
Note 1. Pro Forma Adjustments
The following pro forma adjustments are based on management’s preliminary estimates of the values of the tangible and intangible assets acquired and are subject to change.
1. Net reduction in depreciation and amortization expense based on fair value adjustments, and elimination of public company costs. The details of the adjustment are listed below.

Depreciation expense on revalued assets	$4,978
To eliminate previously recorded depreciation	(3,929)
Amortization expense on identifiable intangible assets	7,265
To eliminate previously recorded identifiable asset amortization	(6,069)
To eliminate previously recorded public company costs	(1,124)
To eliminate previously recorded debt issue cost amortization	(309)

$812

2. Net increase in other expenses

To record interest expense on debt incurred to acquire E.D. Smith Income
Fund at the current rate of 5.5275%	$18,788
To eliminate previously recorded interest expense	(3,778)
To eliminate previously recorded non-controlling interest expense	(147)
To eliminate previously recorded exchange gain on debt extinguishment	552

$15,415

3 To tax effect adjustments at 39%.
4 To adjust the dilution gain in accordance with U.S. GAAP

TreeHouse Foods, Inc.
Unaudited Pro Forma Condensed Combined Income Statement
for the Six Months ended June 30, 2007
(in thousands, except per share data)

		Canadian GAAP
	As Reported	E.D. Smith				Pro Forma
	TreeHouse Foods, Inc.	Income Fund				TreeHouse Foods, Inc.
	Six Months Ended	Six Months Ended	Pro Forma		U.S. GAAP	Six Months Ended
	June 30, 2007	June 30, 2007 *	Adjustments		Adjustments**	June 30, 2007
Net Sales	$515,015	$136,989				$652,004
Cost of Sales	409,319	115,325	—		—	524,644

Gross Profit	105,696	21,664	—		—	127,360
Operating expenses	70,570	19,558	(1,478)	1	—	88,650

Operating Income	35,126	2,106	1,478		—	38,710
Other expense	7,801	3,186	6,366	2	—	17,353

Income from continuing operations before income taxes	27,325	(1,080)	(4,888)		—	21,357
Provision for income taxes	10,519	5,841	(1,906)	3	—	14,454

Income (loss) from continuing operations	$16,806	$(6,921)	$(2,982)		$—	$6,903

Weighted average common shares	31,202					31,202
Basic	31,305					31,305
Diluted	0.54					0.22
Basic earnings per share	0.54					0.22
Diluted earnings per share

*	Translated from Canadian dollars using the average rate for the six months ended June 30, 2007 of $1 CAD = $0.88199 USD.

**	none
Note 1. Pro Forma Adjustments
The following pro forma adjustments are based on management’s preliminary estimates of the values of the tangible and intangible assets acquired and are subject to change.
1. Net reduction in depreciation and amortization expense based on fair value adjustments, and elimination of public company costs. The details of the adjustment are listed below.

Depreciation expense on revalued assets	$2,292
To eliminate previously recorded depreciation	(2,551)
Amortization expense on identifiable intangible assets	3,444
To eliminate previously recorded identifiable asset amortization	(4,110)
To eliminate previously recorded public company costs	(395)
To eliminate previously recorded debt issue cost amortization	(158)

$(1,478)

2. Net increase in other expenses

To record interest expense on debt incurred to acquire E.D. Smith
Income Fund at the current rate of 5.5275%	$9,394
To eliminate previously recorded interest expense	(2,909)
To eliminate previously recorded non-controlling interest expense	(119)

$6,366

3 To tax effect adjustments at 39%.

5